UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2015

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

(888) 888-5478
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with a restructuring of management, Patrick D. Brady, President of Marketplace, will be leaving Angie’s List, Inc. (the “Company”) effective July 15, 2015. The Company will not immediately replace the President of Marketplace position and will realign the responsibilities among existing senior leaders who will report to the interim Chief Executive Officer.
Pursuant to the terms of the Offer Letter Agreement, dated May 14, 2013, between Mr. Brady and the Company (the “Offer Letter”), upon termination without cause, the Company agreed to provide Mr. Brady a lump sum severance payment of $403,000, representing 12 months of his current base salary, payable on the 60th day following his employment termination date, and reimbursement of up to 12 months of COBRA premium payments, in exchange for a release of claims against the Company and his agreement to customary confidentiality, covenant not-to-compete and other standard provisions.

Item 7.01    Regulation FD Disclosure.

The Company is making no change to its previously issued guidance on full year 2015 revenue and Adjusted EBITDA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2015

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Chief Legal Officer & Corporate Secretary